Exhibit 99.1

continued

Basel III will affect our capital planning and management in the future.

Reports from our travel and tourism customers indicate the summer season has begun successfully despite the unusually sultry and rainy weather. Likewise, the construction trades are for the most part busy, dependent on geography and specialty. The same cannot be said for farmers, as the heavy rains wreak havoc on feed crops such as corn and hay. Our sources indicate the economy in our market area continues to improve, but is by no means robust. We are guardedly optimistic that the local economy will continue to improve over time.

Enclosed please find your dividend check or advice of deposit representing a dividend of $0.25 per share to shareholders of record July 27, 2013 and payable August 8, 2013.

Sincerely,
August 8, 2013
ABOUT UNION BANKSHARES

DEAR SHAREHOLDER,
We are pleased to report the financial results of your company for the second quarter of 2013. Earnings for the quarter were $0.40 per share compared to $0.32 per share for the second quarter of 2012. Year to date earnings were $0.79 per share compared to $0.60 per share for the same period of 2012. Assets were $546 million at June 30, 2013 compared to $534 million at June 30, 2012.

Second quarter operating results continue to be bolstered by strong residential loan sales, low loan charge offs, and lower pension expense compared to the same period last year. As hoped, commercial loan demand and production have improved, allowing us to increase our total loans outstanding. Our loan pipelines indicate this should continue into at least the third quarter of this year and should improve loan interest income in the coming months.

Chairman of the Federal Reserve Ben Bernanke has been imitating the great Flying Wallendas high wire act, balancing inflation and job creation with the United States’ and the World’s economies at stake. Largely, he and the Federal Open Market Committee have done a sound job stabilizing the economy during extremely difficult times. Chairman Bernanke has spoken publically several times in the past few months and whether by accident or on purpose, managed to spook the bond markets and caused the ten year Treasury bill yield to increase over 100 basis points. While some may view this as a sign of an improving economy, the increase in bond yields has caused an equivalent increase in residential mortgage interest rates. From a macro perspective this may dampen an improving though fragile housing market. From a micro perspective Union Bank may see lower residential loan demand with a resulting decrease in gains on sales of residential loans. Unfortunately for savers, bank deposit interest rates are unlikely to rise anytime soon as banks have plenty of liquidity and are unlikely to “pay up” for deposits they cannot deploy into sound loans.

We have discussed the proposed Basel III capital requirements in previous quarterly shareholder letters. Basel III is shorthand for the Third Basel Accord, a global regulatory standard on bank capital adequacy. The Accord was only to apply to the largest US banks, but US regulators decided to impose the standards on all banks including Union. The originally proposed regulation had the potential of requiring community banks to hold significantly more capital than currently required. The final standards were published on July 9, 2013 with an implementation date of January 1, 2015. Our initial impression is that we will be able to comply with the new increased capital requirements when Basel III is implemented. It is a top priority of Management and the Board to quantify how

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank operates 16 banking offices, a loan center and 32 ATMs.
Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The growing asset base of over $546 million provides the financial strength to successfully serve its constituents.
Union Bank has consistently been recognized for our Community Reinvestment efforts and for our performance in residential lending to borrowers of all income levels. The US Small Business Administration has designated Union Bank as a Preferred Lender.

Kenneth D. Gibbons Chairman	David S. Silverman President & CEO		SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION
UNION BANK OFFICES (ATMS AT ALL BRANCH LOCATIONS)

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

VERMONT	MORRISVILLE	STOWE
DANVILLE	20 Lower Main St. 802-888-6600	47 Park St. 802-253-6600
421 Route 2 East 802-684-2211
	65 Northgate Plaza Route 100 802-888-6860	NEW HAMPSHIRE
FAIRFAX		GROVETON
Jct. Rtes. 104&128 802-849-2600		3 State Street 603-636-1611	Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
ST. ALBANS
HARDWICK	15 Mapleville Depot 802-524-9000	LITTLETON
103 VT Rte. 15 802-472-8100		263 Dells Road 603-444-7136
ST. JOHNSBURY
JEFFERSONVILLE	364 Railroad St. 802-748-3131	76 Main Street 603-444-5321	NASDAQ Stock Market
44 Main Street 802-644-6600			Ticker Symbol:	UNB
	325 Portland St. 802-748-3121	N. WOODSTOCK	Corporate Name:	Union Bankshares, Inc.
JOHNSON		155 Main Street 603-745-2488	Corporate Address:	20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667
198 Lower Main St. 802-635-6600
	S. BURLINGTON		Investor Relations:	www.UnionBankVT.com
LYNDONVILLE	Loan Center 30 Kimball Ave. 802-865-1000
183 Depot St. 802-626-3100

Second Quarter Financial Report		OFFICERS - UNION BANK		CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
		Tracy Pierce Ash-Assistant Treasurer	Littleton	ASSETS	June 30, 2013		June 30, 2012
		Diana M. Ashley-Assistant Treasurer	Fairfax	Cash and due from banks		$3,977		$5,220
		Rhonda L. Bennett-Vice President	Morrisville	Federal funds sold & overnight deposits		8,277		7,132
DIRECTORS - UNION BANKSHARES, INC.		Sherrie A. Bull-Vice President	Morrisville	Interest bearing deposits in banks		22,262		22,027
		Stacey L.B. Chase-Assistant Vice President	Morrisville	Investment securities		37,032		34,876
Kenneth D. Gibbons-Chairman	David S. Silverman	Barbara J. Churchill-Assistant Treasurer	Morrisville	Loans held for sale		4,460		15,105
Cynthia D. Borck	John H. Steel	Everett C. Comstock-Assistant Treasurer	Morrisville	Loans, net		444,914		421,305
Steven J. Bourgeois	Schuyler W. Sweet	Jeffrey G. Coslett-Senior Vice President	Morrisville	Reserve for loan losses		(4,752)		(4,580)
Timothy W. Sargent	Neil J. Van Dyke	John Currier-Assistant Vice President	Groveton	Premises and equipment, net		10,184		10,290
		Michael C. Curtis-Vice President	St. Albans	Other real estate owned, net		644		1,550
		Jennifer M. Degree-Assistant Treasurer	Morrisville	Accrued interest & other assets		19,676		21,335
		Ronald C. Dion-Assistant Treasurer	Morrisville	Total Assets		$546,674		$534,260
DIRECTORS - UNION BANK		Jessica Eastman-Assistant Vice President	So. Burlington	LIABILITIES & SHAREHOLDERS' EQUITY
		Kenneth D. Gibbons-Chairman	Morrisville	Noninterest bearing deposits		$79,888		$74,513
Kenneth D. Gibbons-Chairman	David S. Silverman	Don D. Goodhue-Vice President	Morrisville	Interest bearing deposits		266,176		249,318
Cynthia D. Borck	John H. Steel	Melissa A. Greene-Vice President	Hardwick	Time deposits		127,953		135,576
Steven J. Bourgeois	Schuyler W. Sweet	Paul E. Grogan-Facilities Officer	Morrisville	Borrowed funds		20,178		23,983
John M. Goodrich	Neil J. Van Dyke	Karyn J. Hale-Vice President	Morrisville	Accrued interest & other liabilities		6,685		9,842
Timothy W. Sargent		Claire A. Hindes-Vice President	Morrisville	Common stock		9,852		9,848
		Robert D. Hofmann-Senior Vice President	Morrisville	Additional paid-in capital		331		293
		Patricia N. Hogan-Senior Vice President	Morrisville	Retained earnings		42,077		38,822
OFFICERS - UNION BANKSHARES, INC.		Tracey D. Holbrook-Regional Vice President	St. Johnsbury	Accumulated other comprehensive loss		(2,588)		(4,099)
		Lura L. Jacques-Asst. VP, Trust Officer	St. Albans	Treasury stock at cost		(3,878)		(3,836)
Kenneth D. Gibbons-Chairman		Lynne P. Jewett-Vice President	Morrisville	Total Liabilities & Shareholders' Equity		$546,674		$534,260
David S. Silverman-President & CEO		Stephen H. Kendall-Senior Vice President	Morrisville
Marsha A. Mongeon-Vice President/Treasurer/CFO		Susan F. Lassiter-Vice President	Jeffersonville	Standby letters of credit were $2,053,000 and $1,920,000 at June 30, 2013 and 2012, respectively.
Jeffrey G. Coslett-Vice President		Christine S. Latulip-Regional Vice President	Littleton
John H. Steel-Secretary		R. Ryan Leap-Senior Vice President	Morrisville
JoAnn A. Tallman-Assistant Secretary		Edward L. Levite-Senior Loan Originator	So. Burlington	CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands)
		Carrie R. Locklin-Assistant Vice President	Morrisville		June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
		Bonnie J. Losty-Vice President	Morrisville		(3 months ended)		(6 months ended)
REGIONAL ADVISORY BOARDS		John L. Malm-Vice President	Littleton	Interest income	$6,079	$6,185	$12,016	$12,381
		Robyn A. Masi-Vice President	Stowe	Interest expense	613	853	1,261	1,763
NORTHERN NEW HAMPSHIRE		Marsha A. Mongeon-Sr. Vice President, CFO	Morrisville	Net interest income	5,466	5,332	10,755	10,618
Joel S. Bourassa	Schuyler W. Sweet	Samantha A. Norrie-Assistant Treasurer	Littleton	Provision for loan losses	75	180	135	360
Stanley T. Fillion	Norrine A. Williams	Karen Carlson Noyes-Vice President	Morrisville	Net interest income after	5,391	5,152	10,620	10,258
		Barbara A. Olden-Vice President	St. Johnsbury	provision for loan losses
		Deborah J. Partlow-Asst. VP, Sr. Trust Officer	Morrisville	Trust income	154	159	317	306
ST. ALBANS		Bradley S. Prior-Assistant Vice President	Morrisville	Noninterest income	1,966	2,009	3,959	3,765
Steven J. Bourgeois	Daniel J. Luneau	Craig S. Provost-Vice President	Stowe	Noninterest expenses:
Coleen K. Kohaut	Samuel H. Ruggiano	Robert J. Richardson-Vice President	Morrisville	Salaries & wages	2,235	2,235	4,392	4,469
		Lesley S. Russ-Assistant Treasurer	Morrisville	Pension & employee benefits	638	1,057	1,321	2,115
		David S. Silverman-President & CEO	Morrisville	Occupancy expense, net	291	285	622	629
ST. JOHNSBURY		Judy R. Smith-Vice President	St. Albans	Equipment expense	388	341	814	686
Michael R. Barrett	Justin P. Lavely	John H. Steel-Secretary	Morrisville	Other expenses	1,670	1,645	3,252	3,205
Dwight A. Davis	Alexandra S. Maclean	Curtis C. Swan-Assistant Vice President	Fairfax	Total	5,222	5,563	10,401	11,104
Rosemary H. Gingue	Mary K. Parent	JoAnn A. Tallman-Assistant Secretary	Morrisville	Income before taxes	2,289	1,757	4,495	3,225
		Melyssa S. Whitcomb-Assistant Treasurer	Lyndonville	Income tax expense	492	319	961	560
		Lori J. Wiggett-Assistant Treasurer	No. Woodstock	Net income	$1,797	$1,438	$3,534	$2,665
ALL: David S. Silverman		Martha J. Wilkins-Assistant Treasurer	Lyndonville	Earnings per share	$0.40	$0.32	$0.79	$0.60
		Lorraine G. Willett-Assistant Vice President	Morrisville	Book value per share			$10.27	$9.20
		Anita D. Woodcock-Vice President	Morrisville